Exhibit 99.1

Blueprint Medicines Reports Second Quarter 2024 Results and Raises AYVAKIT®/AYVAKYT® (avapritinib) Full Year Revenue Guidance

-- Achieved $114.1 million in AYVAKIT net product revenues in the second quarter 2024 --

-- Raising AYVAKIT net product revenue guidance to $435 million to $450 million for 2024 --

-- Initiated Phase 1 healthy volunteer trial of wild-type KIT inhibitor BLU-808 --

CAMBRIDGE, Mass., August 1, 2024 – Blueprint Medicines Corporation (Nasdaq: BPMC) today reported financial results, provided a business update for the second quarter ended June 30, 2024, and provided updated financial guidance.

“This quarter marks a milestone, as we celebrate one full year since the U.S. approval of AYVAKIT for indolent systemic mastocytosis. We have delivered yet another very strong quarter of revenue as we continue to build this new rare disease market, and we are well on path to achieve more than $2 billion in potential peak sales. In addition, we have invested in our next pillars of growth, building on AYVAKIT as the cornerstone of a mast cell disease franchise. Our wild-type KIT inhibitor BLU-808 has entered a Phase 1 healthy volunteer study and we expect to initiate the registration-enabling HARBOR Part 2 study of our next-generation KIT D816V inhibitor elenestinib in indolent systemic mastocytosis later this year,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “With a significant and growing revenue base from AYVAKIT, a next wave of therapies in our pipeline that we believe can address even larger scale patient opportunities, and a financial profile anchored in sustainable topline revenue growth that enables us the flexibility to invest in the next wave of innovation, we are building Blueprint Medicines for long term value.”

Second Quarter 2024 Highlights and Recent Progress

Mast cell disorders

•	Achieved AYVAKIT net product revenues of $114.1 million for second quarter of 2024, representing more than 185 percent growth year-over-year.

•	Achieved clearance of an Investigational New Drug application for BLU-808 by the U.S. Food and Drug Administration and initiated the healthy volunteer study. BLU-808 is a highly selective and potent investigational oral wild-type KIT inhibitor with best-in-class potential, for chronic urticaria and other mast cell disorders.

•	Presented multiple datasets highlighting the long-term safety and durable clinical outcomes of AYVAKIT®/AYVAKYT® (avapritinib) across the spectrum of systemic mastocytosis (SM) at the 2024 European Academy of Allergy and Clinical Immunology (EAACI) and European Hematology Association (EHA) conferences. Read the presentations here.

Cell cycle inhibition

•	Presented data from the Phase 1 VELA study of BLU-222, an oral, potent and selective CDK2 inhibitor, at the 2024 American Society of Clinical Oncology (ASCO) meeting. This is the first positive combination safety data with signals of early clinical activity for a CDK2 inhibitor in combination with an approved CDK4/6 inhibitor, ribociclib, and fulvestrant, in patients with HR+/HER2- breast cancer. Read the presentation here.

2024 Financial Guidance

Blueprint Medicines now anticipates approximately $435 million to $450 million in global AYVAKIT net product revenues for all approved indications in 2024, an increase from the previous range of $390 million to $410 million. The company continues to expect that full-year operating expenses and cash burn will decline in 2024 as compared to 2023, and that its existing cash, cash equivalents and investments, together with anticipated product revenues, will enable the company to maintain a durable capital position to achieve a self-sustainable financial profile.

Key Upcoming Milestones

The company plans to achieve the following remaining milestones in the second half of 2024:

Mast cell disorders

•	Initiate registration-enabling Part 2 of the HARBOR trial in indolent systemic mastocytosis (ISM).

Cell cycle inhibition

•	Continue strategic business development discussions.

•	Complete Phase 1 combination dose escalation for BLU-222 by end of year to inform registration plans.

Second Quarter 2024 Results

•	Revenues: Revenues were $138.2 million for the second quarter of 2024, including $114.1 million of net product revenues from sales of AYVAKIT/AYVAKYT and $24.0 million in collaboration, license and other revenues. Revenues were $57.6 million in the second quarter of 2023, including $39.9 million of net product revenues from sales of AYVAKIT/AYVAKYT and $17.7 million in collaboration, license and other revenues.

•	Cost of Sales: Cost of sales was $7.6 million for the second quarter of 2024, as compared to $2.3 million for the second quarter of 2023. The increase was primarily due to the sale of GAVRETO® (pralsetinib) product to Rigel.

•	R&D Expenses: Research and development expenses were $84.3 million for the second quarter of 2024, as compared to $110.1 million for the second quarter of 2023. This decrease was primarily due to operational efficiency across our portfolio as we execute across our top priority programs and the timing of manufacturing of clinical trial materials. Research and development expenses included $12.3 million in stock-based compensation expenses for the second quarter of 2024.

•	SG&A Expenses: Selling, general and administrative expenses were $89.3 million for the second quarter of 2024, as compared to $71.9 million for the second quarter of 2023. This increase was primarily due to an increase in activities supporting the commercialization of AYVAKIT/AYVAKYT. Selling, general, and administrative expenses included $15.7 million in stock-based compensation expenses for the second quarter of 2024.

•	Net Loss: Net loss was $50.0 million for the second quarter of 2024, as compared to a net loss of $132.8 million for the second quarter of 2023.

•	Cash Position: As of June 30, 2024, cash, cash equivalents and investments were $868.5 million, as compared to $767.2 million as of December 31, 2023. This increase was primarily due to taking an additional draw under our 2022 debt facility with Sixth Street Partners. Blueprint Medicine’s cash and investments provide a durable capital position which, together with anticipated product revenues, the company believes will enable it to reach a self-sustainable financial profile.

Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:00 a.m. ET today to discuss second quarter 2024 financial results and recent business activities. The conference call may be accessed by dialing 833-470-1428 (domestic) or 404-975-4839 (international), and referring to conference ID 299779. A webcast of the call will also be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com/. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 30 days following the call.

Upcoming Investor Conferences

Blueprint Medicines will participate in two upcoming investor conferences:

•	Morgan Stanley 22nd Annual Global Healthcare Conference on Thursday, September 5, 2024 at 1:50 p.m. ET.

•	2024 Wells Fargo Healthcare Conference on Thursday, September 5, 2024 at 11:00 a.m. ET.

A live webcast of the fireside discussions will be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com. A replay of the webcasts will be archived on the Blueprint Medicines website for 30 days following the events.

About Blueprint Medicines

Blueprint Medicines is a global, fully integrated biopharmaceutical company that invents life-changing medicines. We seek to alleviate human suffering by solving important medical problems in two core focus areas: allergy/inflammation and oncology/hematology. Our approach begins by targeting the root causes of disease, using deep scientific knowledge in our core focus areas and drug discovery expertise across multiple therapeutic modalities. We have a track record of success with two approved medicines, including AYVAKIT®/AYVAKYT® (avapritinib) which we are bringing to patients with systemic mastocytosis (SM) in the U.S. and Europe. Leveraging our established research, development, and commercial capability and infrastructure, we now aim to significantly scale our impact by advancing a broad pipeline of programs ranging from early science to advanced clinical trials in mast cell diseases including SM and chronic urticaria, breast cancer and other solid tumors. For more information, visit www.BlueprintMedicines.com and follow us on X (formerly Twitter; @BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines’ operations, including its expectations regarding growth and product revenue in 2024; statements regarding our current or future approved drugs and drug candidates and operations, including AYVAKIT’s potential to achieve more than $2 billion in peak sales; plans to initiate registration-enabling Part 2 of the HARBOR trial in ISM, complete Phase 1 combination dose escalation for BLU-222 to inform registration plans and continue strategic business development discussions all in the second half of 2024; plans to advance our portfolio by targeting additional allergic-inflammatory diseases driven by mast cells; expectations related to the markets for our current or future approved drugs and drug candidates, including expectations regarding the size or scale of patient opportunities that our future approved drugs and drug candidates could address; the potential benefits of any of our current or future approved drugs or drug candidates in treating patients; statements related to our liquidity and capital position, including expectations that our cash, cash equivalents and investments will provide a durable capital position which, together with anticipated product revenues, will enable us to reach a self-sustainable financial profile; and our financial performance, strategy, goals and anticipated milestones, business plans and focus, including expectations regarding our revenue ramp and continued decline in operating expenses and cash burn. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: the risk that the marketing and sale of AYVAKIT/ AYVAKYT or any future approved drugs may be unsuccessful or less successful than anticipated, or that AYVAKIT/ AYVAKYT may not gain market acceptance by physicians, patients, third-party payors and others in the medical community; the risk that the market opportunities for AYVAKIT/ AYVAKYT or our drug candidates are smaller than we estimate or that any approval we obtain may be based on a narrower definition of the patient population that we anticipate; the risk of delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; risks related to Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; preclinical and clinical results for Blueprint Medicines' drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated; actions of regulatory agencies may affect our approved drugs or our current or future drug candidates, including affecting the initiation, timing and progress of clinical trials; risks related to Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing; the success of Blueprint Medicines' current and future collaborations, financing arrangements, partnerships or licensing and other arrangements; risks related to our liquidity and financial position, including the risk that we may be unable to generate sufficient future product revenues to achieve and maintain a self-sustainable financial profile; and the accuracy of our estimates of revenues, expenses and capital requirements. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines' most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation. GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation outside of the United States.

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2024	2023
Cash, cash equivalents and investments	$868,471	$767,171
Working capital (1)	659,741	593,470
Total assets	1,203,560	1,049,250
Deferred revenue (2)	11,789	5,604
Liability related to the sale of future royalties and revenues (2)	265,533	441,625
Term loan (2)	386,914	238,813
Total liabilities	883,319	918,641
Total stockholders’ equity	320,241	130,609

(1)	Blueprint Medicines defines working capital as current assets less current liabilities.

(2)	Includes both current and long-term portions of the balance.

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Product revenue, net	$114,115	$39,876	$206,641	$78,945
Collaboration and license and other revenue	24,042	17,694	27,632	41,912
Total revenues	138,157	57,570	234,273	120,857
Cost and operating expenses:
Cost of sales	7,593	2,323	10,785	5,498
Collaboration loss sharing	—	1,234	—	2,530
Research and development	84,270	110,063	172,461	222,135
Selling, general and administrative	89,339	71,931	172,896	142,882
Total cost and operating expenses	181,202	185,551	356,142	373,045
Other income (expense):
Interest expense, net	(6,864)	(3,996)	(12,760)	(9,815)
Other income (expense), net	(1)	(626)	376	359
Debt extinguishment gain	18	—	173,676	—
Total other income (expense), net	(6,847)	(4,622)	161,292	(9,456)
Income (loss) before income taxes	(49,892)	(132,603)	39,423	(261,644)
Income tax expense	102	190	282	710
Net Income (loss)	$(49,994)	$(132,793)	$39,141	$(262,354)
Net income (loss) per share — basic	$(0.80)	$(2.19)	$0.63	$(4.35)
Net income (loss) per share — diluted	$(0.80)	$(2.19)	$0.61	$(4.35)
Weighted-average number of common shares used in net income (loss) per share — basic	62,854	60,516	62,217	60,322
Weighted-average number of common shares used in net income (loss) per share —diluted	62,854	60,516	64,612	60,322

Media Contact

Andrew Law

617-844-8205

media@blueprintmedicines.com

Investor Contact

Jenna Cohen

857-209-3147

ir@blueprintmedicines.com